Exhibit 23.1

        Consent of Arthur Andersen LLP as independent public accountants for North Bay Bancorp and The Vintage Bank.



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                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the North Bay Bancorp's previously filed Form S-8 Registration Statement No.333-93537.


                                             /s/Arthur Andersen LLP


San Francisco, California
March 24, 2000



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